UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 November 15, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of November 15, 2006, Jeffrey W. Ubben resigned as a member of the Board of Directors of Mentor Corporation ("Mentor") and all committees thereof, including his position as the Chair of the Compensation Committee of the Board of Directors.  Mr. Ubben has served as a member of the Board of Directors since 2003.  There were no disagreements between Mr. Ubben and Mentor on any matter relating to Mentor's operations, policies or practices.

In conjunction with Mr. Ubben's resignation, Joseph E. Whitters was appointed as the Chair of the Compensation Committee of the Board of Directors.  Mr. Whitters was initially elected to the Board of Directors in 2004 and also serves on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR CORPORATION

Date: November 16, 2006	By:	/s/Joshua H. Levine
Joshua H. Levine Chief Executive Officer

Date: November 16, 2006	By:	/s/Loren L. McFarland
Loren L. McFarland Chief Financial Officer